Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference to this Registration Statement on Form S-8 (File No. 333-147443) of our report dated March 19, 2013 relating to the consolidated financial statements of China Recycling Energy Corporation (the “Company”) for the years ended December 31, 2012 and 2011, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Goldman Kurland and Mohidin LLP

Encino, California

October 15, 2013